                                 EXHIBIT (4)

                               RIGHTS AGREEMENT


         Agreement, dated as of May 1, 1996, between Republic Group Incorporated, a Delaware corporation (the "Company"), and UMB Bank, N.A., as agent (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one common stock purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding on May 16, 1996, each Right representing the right to purchase one share of Common Stock of the Company, upon the terms and subject to the conditions herein set forth, and has further authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between May 16, 1996 and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of shares of Common Stock that constitute 15% or more of the total number of shares of Common Stock then outstanding, but shall not include the Company, any wholly-owned Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of such plan or any Exempt Person (but, in the case of an Exempt Person, only to the extent of any shares of Common Stock (i) Beneficially Owned by such Exempt Person on the date of this Agreement or (ii) acquired by such Exempt Person after the date of this Agreement from any other Exempt Person if such shares have been Beneficially Owned only by Exempt Persons (except as otherwise contemplated by the last sentence of Section 1(i) of this Agreement) on and after the date of this Agreement). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of shares of Common Stock that constitute 15% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company (other than, in the case of an Exempt Person, shares of Common Stock Beneficial Ownership of which was acquired by such Exempt Person from another Exempt Person if such shares have been Beneficially Owned only by


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         Exempt Persons (except as otherwise contemplated by the last sentence of Section 1(i) of this Agreement) on and after the date of this Agreement), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                 (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                 "Associate," used to indicate a relationship with any Person, shall mean (i) any corporation or organization (other than the Company or a direct or indirect Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

                 (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

                          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance


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                 with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company;

         provided, however, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                 (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Kansas City, Missouri Federal Reserve District are authorized or obligated by law or executive order to close.

                 (e) "Close of Business" on any given date shall mean 5:00 p.m. Hutchinson, Kansas time, on such date; provided, however, that if such a date is not a Business Day it shall mean 5:00 p.m., Hutchinson, Kansas time, on the next succeeding Business Day.

                 (f) "Common Stock" when used with reference to the Company shall mean shares of Common Stock, $1.00 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

                 (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                 (h) "Distribution Date" shall have the meaning assigned to it in Section 3 hereof.





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                 (i)      "Exempt Persons" shall mean, at any particular time,
         all Persons falling within any one or more of categories (i) through
         (vi) below:

                          (i)  Phil Simpson;

                          (ii)  Lorraine Simpson;

                          (iii) lineal descendants (including persons adopted into the line of descent) of Phil Simpson and Lorraine Simpson;

                          (iv) spouses of such lineal descendants, including surviving spouses of deceased lineal descendants and excluding divorced former spouses of lineal descendants;

                          (v) trusts or estates of which the principal beneficiary or beneficiaries are Persons falling within any one or more of categories (i) through (iv) above and fiduciaries of such trusts or estates in their capacities as fiduciaries; or

                          (vi) partnerships (including limited partnerships and limited liability partnerships), limited liability companies, corporations, and other entities of which Persons falling within any one or more of categories (i) through (v) above Beneficially Own partnership interests or membership interests possessing at least eighty percent (80%) of the interest in profits and losses or of the capital of the partnership or limited liability company, shares possessing at least eighty percent (80%) of the total voting power of the capital stock of the corporation, or equity interests representing at least eighty percent (80%) of the total equity interests of any other entity.

         The fact that one or more beneficiaries of a trust or estate falling within category (v) above who are not Persons falling within categories (i) through (iv) above may be deemed to be a Beneficial Owner of all or a portion of the shares of Common Stock beneficially owned by such trust or estate solely by reason of being a beneficiary or beneficiaries thereof shall not remove such trust or estate from the category of Exempt Person if Persons falling within categories (i) through (iv) are the principal beneficiary or beneficiaries of such trust or estate.

                 (j) "Final Expiration Date" shall have the meaning assigned to it in Section 7(a).

                 (k) "Person" shall mean any individual, firm, corporation, partnership, trust, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 (l) "Principal Party" shall have the meaning assigned to it in Section 13.





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                 (m)      "Redemption Date" shall have the meaning assigned to
         it in Section 7(a).

                 (n) "Purchase Price" shall have the meaning assigned to it in Section 4.

                 (o) "Redemption Price" shall have the meaning assigned to it in Section 23.

                 (p) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (q) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the shares of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issue of Right Certificates.

                 (a) Until the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement of, or first public announcement of the intent of any Person (other than the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provision of paragraph (b) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock





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         so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 (b) On May 16, 1996 or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on May 16, 1996, at the address of such holder shown on the records of the Company. With respect to certificates for shares of Common Stock outstanding as of May 16, 1996, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for shares of Common Stock outstanding on May 16, 1996, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

                 (c) Certificates issued after May 16, 1996 but prior to the earlier of the Distribution Date or the Redemption Date or the Final Expiration Date representing shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

                 This certificate also evidences and entitles the holder hereof to certain rights ("Rights") as set forth in a Rights Agreement between Republic Group Incorporated and UMB Bank, N.A., as Rights Agent, dated as of May 1, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Republic Group Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Republic Group Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

                 With respect to such certificates containing a legend in substantially the foregoing form, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.





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         Section 4.  Form of Right Certificates.  The Right Certificates (and
the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation or any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, in each such case, on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares of Common Stock and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Executive Vice President, Senior Vice President or Vice President, and by the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof. The Right Certificates shall not be valid for any purpose unless countersigned by the Rights Agent. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder





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
to purchase a like number of shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing in a form acceptable to, and delivered to, the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to the Rights Agent of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Rights Agent, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Rights Agent will make and deliver a new Right Certificate of like tenor to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section  7.  Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                 (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock as to which the Rights are exercised, at or prior to the Close of Business on the earliest of (i) the Close of Business on May 16, 2006 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or
         (iii) the time at which such Rights are exchanged as provided for in
         Section 24 hereof.

                 (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall be, as of May 16, 1996, $45.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below, and as of May 16, 1996 each Right shall entitle the holder thereof to purchase one share of Common Stock, subject to the terms and conditions herein set forth.





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                 (c)      Upon receipt of a Right Certificate representing
         exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
         Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

                 (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assignee, subject to the provisions of Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Common Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury, the





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number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

         So long as the Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuances or delivery of certificates for the shares of Common Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Common Stock Record Date. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company for which the Rights shall he exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Common Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.





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                 (a)      (i)     In the event the Company shall at any time
                 after the date of this Agreement (A) declare a dividend on the Common Stock payable in Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Common Stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
                 Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                          (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of shares of Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Stock determined pursuant to Section 11(d) hereof on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11 (a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                          From and after the occurrence of such event, any
                 Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate whose Rights would be void pursuant to the preceding sentence shall be cancelled.

                          (iii)   In the event that there shall not be
                 sufficient Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights.

                 (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same rights, privileges and preferences as the Common Stock ("equivalent common stock")) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the current per share market price of the Common Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Common Stock issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend the record date for which occurs at a time when there is no Acquiring Person or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current per share market price of the Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Common Stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (d) For the purpose of any computation hereunder, the "current per share market price" of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of a dividend or distribution on such Common Stock payable in such shares of Common Stock or securities convertible into such shares of Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Stock equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which the New York Stock Exchange is not closed. If the Common Stock is not publicly held or is not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                 (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this
         Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                 (f)      If as a result of an adjustment made pursuant to
         Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten- thousandth) obtained by (i) multiplying the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing, to the holder of any Right exercised after such record date, of the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash, if any, of Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, dividends on Common Stock payable in Common Stock or issuance of rights, options or warrants referred to hereinabove in subsection (b) of this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                 (a) In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provisions shall be made so that (A) each holder of a Right (except as otherwise provided therein) shall thereafter have the right to receive, upon the exercise thereof, at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (including the Company as successor thereto or as the surviving corporation), unencumbered and not subject to any liens, encumbrances, rights of first refusal or other adverse claims as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (2) 50% of the current per share market price of the Common Stock of the Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the occurrence of such consolidation, merger or transfer; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

                 (b)      "Principal Party" shall mean

                          (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                          (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
         (y) in case such person is a subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                 (c) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any Agreement or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will (i) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act of 1933, as amended) until the Final Expiration Date and to similarly comply with applicable state securities laws; (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; and
         (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Securities Exchange Act of 1934, as amended. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14.  Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a) the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                 (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock.
         For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

                 (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of actions given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution

Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

                 (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent accompanied by a proper instrument of transfer; and

                 (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is recorded on the books for registration and transfer of the Rights (or, the Common Stock) as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, including its members, stockholders, directors, officers, employees and agents, for, and to hold it harmless agai nst any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified, guaranteed or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign on such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only the specific duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right

         Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                 (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                 (k) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Common Stock for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise specifically agreed in a separate writing by the Company and the Rights Agent.

                 (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price of the Common Stock, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the shares of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first- class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who, shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Texas, Missouri, Kansas, New York or Delaware (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in any of the States of Texas, Missouri, Kansas, New York or Delaware), in good standing, having a principal office in any of the States of Texas, Missouri, Kansas, New York or Delaware, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which is not an Acquiring Person, or an Affiliate or Associate thereof. After appointment, the predecessor Rights Agent shall be discharged of any and all duties and obligations arising or accruing after such appointment, and the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23.  Redemption.

                 (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         Section 24.  Exchange.

                 (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit Plan of the Company or any such Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection
         (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                 (c) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

                 (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, whichever shall be the earlier.

         In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made upon receipt by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Republic Group Incorporated
                          P.O. Box 1307
                          Hutchinson, Kansas 67504-1307
                          Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice of demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made upon receipt by the Rights Agent if sent by certified or registered mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          UMB Bank, N.A., as Rights Agent
                          P.O. Box 410064
                          Kansas City, MO 64141-0064
                          Attention:  Securities Transfer Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books for the Right Certificates of the Company.

         Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions or changes in regard to matters or questions arising hereunder, which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Right Certificates. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in Section 1(a), to not less than the greater of (a) a percentage determined by the Board of Directors that is greater than the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such Plan or any Exempt Person (but, in the case of an Exempt Person, only to the extent of any shares of Common Stock (i) Beneficially Owned by such Exempt Person on the date of this Agreement or (ii) acquired by such Exempt Person after the date of this Agreement from any other Exempt Person if such shares have been Beneficially Owned only by Exempt Persons (except as otherwise contemplated by the last sentence of Section 1(i) of this Agreement) on and after the date of this Agreement)) and (b) 10%. Prior to the consent of the Rights Agent to any supplement or amendment to this Agreement, the Rights Agent may require that an opinion of counsel stating that such supplement or amendment is authorized or permitted by the Agreement, complies with its respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Company in accordance with its terms.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Gender. References made herein to any party's gender are made as a matter of convenience only and shall be construed to refer to either gender.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                 REPUBLIC GROUP INCORPORATED


By     /s/ Shere L. Munsey              By  /s/ Phil Simpson
       ------------------------             ------------------------------------
       Assistant Secretary                  Phil Simpson, Chairman of the Board
                                            and Chief Executive Officer


Attest:                                 UMB BANK, N.A., AS RIGHTS AGENT



By     /s/ Fred D. Deay II              By  /s/ Frank C. Bramwell
       ------------------------             ------------------------------------
       Assistant Secretary                  Vice President

                                                                       Exhibit A

                          [Form of Right Certificate]

Certificate No. R-                                            _________ Rights


       NOT EXERCISABLE AFTER MAY 16, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES., RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN Section 1(a) OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HERE BY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN Section 11(a)(ii) OF THE RIGHTS AGREEMENT.]*


                               Right Certificate


                          REPUBLIC GROUP INCORPORATED


       This certifies that  _______________________________   or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 1, 1996 (the "Rights Agreement") between Republic Group Incorporated, a Delaware corporation (the "Company"), and UMB Bank, N. A., as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earliest of (i) 5:00 p.m. (Hutchinson, Kansas time) on May 16, 2006, (ii) the date upon which the Rights are redeemed as provided in Section 23 of the Rights Agreement or (iii) the time at which such Rights are exchanged as provided for in Section 24 of the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successors as Rights Agent, one fully paid, nonassessable share of Common Stock of the Company, at a purchase price of $45.00 per share of Common Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Common Stock which may be purchased, upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 16, 1996, based on the Common Stock as constituted at such date.

       As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.





__________________________________

  * The portion of the legend in brackets shall be inserted only if applicable.

       This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of Republic Gypsum Company, and the above-mentioned offices of the Rights Agent.

       This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be (i) redeemed by the Company at a redemption price of $.01 per Right or (ii) exchanged in whole or in part for shares of Common Stock.

       No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

       No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

       This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

       WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________ , 19 ______.


                                                REPUBLIC GROUP INCORPORATED
Attest:


By:____________________________                 By:_____________________________
       Title:  Secretary                            Phil Simpson, Chairman
                                                    of the Board and Chief
                                                    Executive Officer


Countersigned:

UMB BANK, N.A., AS RIGHTS AGENT


By:___________________________________
       Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

       FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto __________________________________________________________
_____________________________________________________________________________
              (Please print name and address of transferee)
_____________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________________________________________ , 19 _____.


                                                       _______________________
                                                       *Signature

**Signature Guaranteed:

____________________________________
____________________________________


                                 + Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate ____ is ____ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________________________________________ , 19 _____.


                                                       _______________________
                                                       *Signature
**Signature Guaranteed:

____________________________________
____________________________________

            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:      REPUBLIC GROUP INCORPORATED

         The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number


_____________________________________________________________________________
                        (Please print name and address)
_____________________________________________________________________________

Dated: _______________________________________________, 19 ___ .


                                                       _______________________
                                                       *Signature
**Signature Guaranteed:

____________________________________
____________________________________



                                 + Certificate

         The undersigned hereby certifies by checking the appropriate boxes, that:

         (1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or, on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_______________________________________________ , 19 ____.


                                                       _______________________
                                                       *Signature

**Signature Guaranteed:

____________________________________
____________________________________

            [Form of Reverse Side of Right Certificate -- continued]


                                    NOTICES

         * The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         **      Signatures must be guaranteed by an Eligible Guarantor
Institution as defined by SEC Rule 17Ad-15 (12CFR 240.17 Ad-15) or any similar rule which the Rights Agent deems applicable.

         +       In the event the certification set forth above in the Forms of
Assignment and Election is not completed, neither the Rights Agent nor the Company will be obligated to effect any assignment or election to purchase and may deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of any Assignment, may affix a legend to that effect on any Right Certificates issued in exchange for this Rights Certificate.

                                                                       Exhibit B


                         SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK


         On April 30, 1996, the Board of Directors of Republic Group Incorporated (the "Company") declared a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company. The distribution is payable on May 16, 1996 to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $45.00 per share of Common Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and UMB Bank, N.A., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, any entity holding shares of Common Stock for or pursuant to the terms of any such plan or any Exempt Person (as described below) but, in the case of an Exempt Person, only to the extent of any shares of Common Stock (x) beneficially owned by such Exempt Person on the date of the Rights Agreement or (y) acquired by such Exempt Person after the date of the Rights Agreement from any other Exempt Person if such shares have been beneficially owned only by Exempt Persons on and after the date of the Rights Agreement) (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of May 16, 1996, by such Common Stock certificates with a copy of this Summary of Rights attached thereto. (An Exempt Person includes any of Phil or Lorraine Simpson, their descendants and their descendants' spouses, trusts or estates for any of their benefits, partnerships, corporations or other entities 80%-owned by any of them.)

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after May 16, 1996 upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of May 16, 1996, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of Record of shares of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on May 16, 2006, unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company as described below.

         The Rights are protected by customary antidilution provisions. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of shares of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends thereafter and, if there is an Acquiring Person, not exceeding 125% of the prior regular periodic cash dividend, or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

         Subject to certain exchange rights that may be exercised by the Board of Directors, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights held by the Acquiring Person (which will thereafter be void)) shall thereafter have the right (automatically upon exercise thereof) to receive that number of shares of Common Stock having a market value of two times the Purchase Price. In the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the Acquiring Person which at the time of such transaction would have a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in lieu thereof a payment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to such time as any person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but, not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         At any time after any person or group becomes an Acquiring Person, the Board of Directors may exchange all or part of the outstanding and exercisable Rights (other than Rights owned by such person or group which have become void) for Common Stock at an exchange ratio of one share of Common Stock per Right, as may be adjusted from time to time to reflect any stock split, stock dividend or similar transaction (the "Exchange Right"). Notwithstanding the above, the Board of Directors may not exercise the Exchange Right after any person, together with any associate or affiliate of such person, has become the beneficial owner of 50% or more of the voting power of the shares of Common Stock. Immediately upon the action of the Board of Directors ordering the exchange of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive that number of shares of Common Stock equal to the number of Rights held by such holders multiplied by the exchange ratio.

         The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, including an amendment to lower the threshold described above to not less than the greater of (i) a percentage determined by the Board of Directors that is greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group (other than excepted persons discussed above) and (ii) 10%, except that from and after such time as any person or group becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May 1, 1996. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.





                                      -3-